UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2013

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 10, 2013, the Board of Directors of CSX Corporation (“CSX”) amended and restated CSX’s Bylaws. The changes are effective as of July 10, 2013. The following is a summary of the principal features of the amendments, which:

•	Allow the Board of Directors and, when not conflicting, the chairman of the meeting to adopt rules, regulations and procedures for conduct at shareholder meetings (Article I, Section 9(b));

•	Establish and clarify certain requirements regarding the advance notice by shareholders of proposals and other nominations at annual shareholder meetings (Article I, Section 11(a));

•	Establish a director retirement age of 72 applicable to all directors, subject to the Board of Directors’ ability to grant a waiver for a period not to exceed one year (Article II, Section 2(a)); and

•	Provide greater flexibility to the Board of Directors regarding the filling of vacant director positions (Article II, Section 4).

The above description is qualified in its entirety by reference to the amended and restated Bylaws, which are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following document is filed as an exhibit to this report:

3.1	Bylaws of CSX Corporation, amended and restated effective as of July 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Ellen M. Fitzsimmons
Name:	Ellen M. Fitzsimmons
Title:	Executive Vice President, Law and Public Affairs, General Counsel and Corporate Secretary

DATE: July 11, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of CSX Corporation, amended and restated effective as of July 10, 2013